                             TERMINATION AGREEMENT

          This Termination Agreement (this "Agreement") is dated as of August 3, 1999 by and between GENERAL AMERICAN LIFE INSURANCE COMPANY, a stock insurance company domiciled in Missouri ("General American"), and ARM FINANCIAL GROUP, INC., a Delaware corporation ("ARM").

          WHEREAS, the parties hereto (the "Parties") entered into an Engagement Agreement dated as of March 12, 1993, as amended, (the "Engagement Agreement") pursuant to which ARM provides services to General American relating to certain guaranteed investment contracts and funding agreements issued by General American (the "GICs"); and

          WHEREAS, effective June 1, 1999, General American terminated the Engagement Agreement, however, certain rights and obligations of the Parties under the Engagement Agreement continue to remain following such termination; and

          WHEREAS, the Parties, along with Integrity Life Insurance Company, an indirect wholly-owned subsidiary of ARM ("Integrity"), entered into the Termination Master Agreement dated as of July 26, 1999 pursuant to which this Agreement is being entered into by the Parties; and

          WHEREAS, General American and Integrity entered into a Reinsurance Agreement, dated as of March 28, 1996 (the "Reinsurance Agreement"), and amended the Engagement Agreement ("Amendment #2") to provide for certain coinsurance benefits to Integrity pursuant to the Reinsurance Agreement in lieu of any corresponding fee otherwise due to ARM under the Engagement Agreement; and

          WHEREAS, General American desires to recapture the business coinsured under the Reinsurance Agreement, and to terminate all of its liabilities under either the Reinsurance Agreement or the Engagement Agreement, and has agreed to payment of a Recapture Fee (defined below) to ARM, in connection with such recapture from Integrity, pursuant to the terms of the Engagement Agreement; and

          WHEREAS, the Parties wish to settle and terminate all ongoing rights and obligations of the Parties under the Engagement Agreement on the terms and conditions set forth below;

          NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the Parties agree as follows:

          1. TERMINATION. The Parties mutually agree that it is their intent to settle and terminate all ongoing rights and obligations of the Parties under the Engagement Agreement, and, subject to the payment by General American to ARM of the Recapture Fee (defined below),


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all ongoing rights and obligations under the Engagement Agreement are hereby settled and terminated, effective as of July 26, 1999.

          2. RECAPTURE FEE. As consideration for the settlement and termination of all obligations of General American under the Engagement Agreement as set forth herein, General American hereby agrees to pay ARM the sum of $51.5 million (the "Recapture Fee"). The Recapture Fee shall be payable by wire transfer in immediately available funds to a bank account designated by ARM.

          3. MUTUAL RELEASE. Subject to the payment by General American to ARM of the Recapture Fee in accordance with the terms and provisions of this Agreement, each Party hereby releases the other Party from any and all further liability and obligation under, and agrees to relinquish any and all claims that such Party may have against the other Party in any way related to, and in any way arising out of, the Engagement Agreement.

          3. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (1)  If to ARM:

               515 W. Market Street
               Louisville, KY 40202
               Attention: General Counsel
               Telecopier No.: (502) 540-2830

          (2)  If to General American to:

               700 Market Street
               St. Louis, MO 63101
               Attention: Matthew P. McCauley
               Telecopier No.: (314) 444-0510

          Any Party may, by notice given in accordance with this Agreement to the other Parties, designate another address or person for receipt of notices hereunder.

          4. AMENDMENT. This Agreement may not be amended, modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the Parties.


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          5.   COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          6. NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          7. ASSIGNMENT. This Agreement shall be binding upon and insure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either Party (in whole or in part) without the prior written consent of the other Parties hereto.

          8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to the matters set forth herein and there are no other agreements between the Parties hereto, either existing or contemplated, written or oral, with respect thereto.

          10. WAIVERS AND AMENDMENTS: NON-CONTRACTUAL REMEDIES: PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

          11. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          12. SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; PROVIDED, HOWEVER, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

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          IN WITNESS WHEREOF, the Parties have caused this Termination
Agreement to be duly executed and effective as of the date first above written.

                                    GENERAL AMERICAN LIFE INSURANCE COMPANY

                                    By: /s/ David L. Herzog
                                        --------------------
                                     Name:  David L. Herzog
                                     Title: Vice President


                                    ARM FINANCIAL GROUP, INC.

                                    By: /s/ John R. Lindholm
                                        --------------------
                                     Name: John R. Lindholm
                                     Title: President, Retail Business Division


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